                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of Registration Statement No. 333-47991.


                                        ARTHUR ANDERSEN LLP

New York, New York


May 29, 1998